                                                                   EXHIBIT 11.2

                            PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                                THREE MONTHS ENDED JUNE 13, 1996
                                                          ----------------------------------------------
                                                              NUMBER         PERCENT         EQUIVALENT
                                                            OF SHARES      OUTSTANDING         SHARES
                                                          -------------   -------------    -------------
COMMON STOCK
   From Founders' Stock                                       2,300,000          100.00%       2,300,000
   Stock Options Exercised                                      537,414           99.55%         534,988
   Preferred Stock Converted to Common Stock                 15,310,943          100.00%      15,310,943
   1994 Common Stock Offerings                               11,242,857          100.00%      11,242,857
   1995 Common Stock Offerings                                4,323,874          100.00%       4,323,874
   Impact of warrants, options and shares issued during
     the year preceding the initial public offering             978,581          100.00%         978,581
                                                          -------------                    -------------
                                                             34,693,669                       34,691,243


Weighted Average Shares Outstanding at 6/13/96                                                34,691,243

6/13/96 Shares Weighted at 74 days                                                            28,210,461

                                                                THREE MONTHS ENDED JUNE 30, 1996
                                                          ----------------------------------------------
                                                              NUMBER         PERCENT         EQUIVALENT
                                                            OF SHARES      OUTSTANDING         SHARES
                                                          -------------   -------------    -------------
COMMON STOCK
   From Founders' Stock                                       2,300,000          100.00%       2,300,000
   Stock Options Exercised                                      552,919          100.00%         552,919
   Preferred Stock Converted to Common Stock                 15,310,943          100.00%      15,310,943
   1994 Common Stock Offerings                               11,242,857          100.00%      11,242,857
   1995 Common Stock Offerings                                4,323,874          100.00%       4,323,874
   1996 Common Stock Offering                                 6,000,000          100.00%       6,000,000
                                                          -------------                    -------------
                                                             39,730,593                       39,730,593

Weighted Average Shares Outstanding at 6/30/96                                                39,730,593

6/30/96 Shares Weighted at 17 days                                                             7,422,199

WEIGHTED AVERAGE OF SHARES OUTSTANDING at 6/13/96
and 6/30/96                                                                                   35,632,660

NET LOSS FOR NET LOSS PER SHARE                                                            $ (12,129,000)

NET LOSS PER SHARE                                                                         $       (0.34)
                                                                                           =============